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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 1, 2005


                        BNP RESIDENTIAL PROPERTIES, INC.
               (Exact name of registrant specified in its charter)


Maryland                         001-9496                        56-1574675
(State of                     (Commission                      (IRS Employer
Incorporation)                File Number)                   Identification No.)


                        301 S. College Street, Suite 3850
                         Charlotte, North Carolina 28202
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (704) 944-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                                     Total number of pages:  4

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Item 1.01.        Entry into a Material Definitive Agreement.

         On August 1, 2005, the Company and members of senior management agreed to the terms upon which the Company will enter into an employment agreement with each of Philip S. Payne, chairman of the board, D. Scott Wilkerson, president and chief executive officer, Pamela B. Bruno, vice president, treasurer and chief financial officer, and Eric S. Rohm, vice president and general counsel. The term of each agreement for Messrs. Payne and Wilkerson is three years. For each of Ms. Bruno and Mr. Rohm, the term is one year. Each agreement automatically renews daily for the applicable term unless prior written notice is given. Messrs. Payne and Wilkerson will each be paid a base salary of $300,000 per year. Ms. Bruno and Mr. Rohm will each be paid a base salary of $200,000 per year. The board of directors may grant an annual bonus to each executive at its discretion. The executives are also entitled to other customary employment benefits including health, life and supplemental insurance and paid time off.

         The board also granted restricted stock awards as of August 1, 2005, to the executives discussed above. Messrs. Payne and Wilkerson each received 70,000 shares and Ms. Bruno and Mr. Rohm each received 30,000 shares. The shares vest annually at the rate of 10% per year, subject to applicable change-in-control provisions discussed below. The restricted stock carries all rights of ownership, including the receipt of dividends. The full terms of the restricted stock grants will be included in the employment agreements.

         Upon termination by the Company without cause or by the executive for good reason, not in connection with a change in control, the Company will pay the executive a lump sum equal to (i) the remaining contract term, times (ii) the sum of the executive's current base salary and average annual bonus earned over the three years prior to the effective date of termination. The executives also will be entitled to continued health, life and disability coverage for the remainder of the contract term (or until securing other employment), subject to limitations imposed by tax laws and the Company's plans.

         Upon a change in control (or if the executive is terminated without cause in contemplation of a change in control), each executive will receive (i) a lump sum cash payment equal to his/her current base salary for the remaining contract term (unless the executive is offered and accepts employment with the acquirer), (ii) the Change-in-Control Premium Payment (as defined below), and
(iii) full vesting of all unvested options and restricted stock. The Change-in-Control Premium Payment is a lump sum cash payment equal to the fair market value (determined immediately before the change in control) of the number of shares of the Company's common stock as follows:

Philip Payne                150,000 shares
Scott Wilkerson             150,000 shares
Pamela Bruno                25,000 shares
Eric Rohm                   25,000 shares


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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers.

         (a) Effective as of August 1, 2005, Philip S. Payne resigned as chief financial officer of the Company. Mr. Payne remains as chairman of the board, which is an executive officer position with the Company. In this role, Mr. Payne will continue to lead the development of corporate strategy and capital markets activities at the Company.

         (b) Effective as of August 1, 2005, the board of directors appointed Pamela Bruno, 51, as the Company's chief financial officer. Ms. Bruno previously served as the Company's chief accounting officer, treasurer and assistant secretary. She will continue as the Company's chief accounting officer, treasurer and assistant secretary. Ms. Bruno joined BT Venture Corporation in 1993 as controller and became our vice president and chief accounting officer in October 1994. She was named treasurer in May 2004. From 1984 to 1993, Ms. Bruno was with Ernst & Young LLP, in Charlotte, North Carolina, and Anchorage, Alaska, serving as audit manager from 1987 through 1993. She received a BS degree in accounting from the University of North Carolina at Charlotte in 1984. She is a licensed certified public accountant and is a member of the North Carolina Association of Certified Public Accountants.

         The information set forth above in Item 1.01 regarding Ms. Bruno is hereby incorporated by reference in this Item 5.02.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BNP RESIDENTIAL PROPERTIES, INC.


                                 By:               /s/ Pamela B. Bruno
                                          ------------------------------------
                                          Pamela B. Bruno
                                          Vice President, Treasurer and
                                          Chief Financial Officer

Dated:  August 3, 2005


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